Exhibit 24

POWER OF ATTORNEY

KNOW ALL BY THESE PRESENT, that the undersigned hereby constitutes and appoints Aaron M. Schleicher, Esq. and Chuanyang Jiang, Esq. of the law firm Sullivan & Worcester LLP and Francis Knuettel II, individually and not jointly, as the undersigned’s true and lawful attorneys-in-fact to:

(1)             prepare, execute, and file for and on behalf of the undersigned a Form ID Application (the “Form ID”) and any other related documents necessary or appropriate to obtain from the Electronic Data Gathering and Retrieval System (“EDGAR”) of the U.S. Securities and Exchange Commission (the “SEC”) the codes, numbers and passphrases enabling the undersigned to make electronic filings with the SEC as required under the Securities Exchange Act of 1934, as amended (the “Act”), or any rule or regulation of the SEC;

(2)             do and perform any and all acts for and on behalf of the undersigned which may be necessary or desirable to complete the execution of any such Form ID and the timely filing of such forms with the SEC;

(3)             execute for and on behalf of the undersigned, as a 10% stockholder of Chromocell Therapeutics Corporation, a Delaware corporation (the “Company”), any and all Forms 3, 4 and 5 required to be filed by the undersigned in accordance with Section 16(a) of the Act and the rules promulgated thereunder;

(4)             do and perform any and all acts for and on behalf of the undersigned which may be necessary or desirable to complete and execute any such Form 3, 4 or 5, complete and execute any amendment or amendments thereto, and timely file such form with the SEC and any stock exchange or similar authority; and

(5)             take any other action of any type whatsoever in connection with the foregoing which, in the opinion of such attorney-in-fact, may be of benefit to, in the best interest of, or legally required by, the undersigned, it being understood that the documents executed by such attorney-in-fact on behalf of the undersigned, pursuant to this Power of Attorney, shall be in such form and shall contain such terms and conditions as such attorney-in-fact may approve in such attorney-in-fact’s discretion.

The undersigned hereby grants to each such attorney-in-fact full power and authority to do and perform any and every act and thing whatsoever requisite, necessary, or proper to be done in the exercise of any of the rights and powers herein granted, as fully to all intents and purposes as the undersigned might or could do if personally present, with full power of substitution or revocation, hereby ratifying and confirming all that such attorney-in-fact, or such attorney-in-fact’s substitute or substitutes, shall lawfully do or cause to be done by virtue of this Power of Attorney and the rights and powers herein granted. The undersigned acknowledges that no such attorney-in-fact, in serving in such capacity at the request of the undersigned, is hereby assuming, nor is the Company hereby assuming, any of the undersigned’s responsibilities to comply with Section 16 of the Act.

This Power of Attorney shall remain in full force and effect until the undersigned is no longer required to file Forms 3, 4 and 5 with respect to the undersigned’s holdings of and transactions in securities issued by the Company, unless earlier revoked by the undersigned in a signed writing delivered to the foregoing attorney-in-fact.

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IN WITNESS WHEREOF, the undersigned has caused this Power of Attorney to be executed as of this 1st day of August, 2023.

BALMORAL FINANCIAL GROUP LLC

By:	/s/ Ezra Friedberg
Name: Ezra Friedberg
Title: General Partner